Exhibit 99.1

FOR IMMEDIATE RELEASE

Iron Mountain Reports Second Quarter 2014 Financial Results

BOSTON — July 31, 2014 — Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company has reported financial and operating results for the second quarter of 2014. The earnings commentary, financial statements, related supplemental information and conference call / webcast details are available on the company’s Investor Relations website at http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/event-details/2014/Q2-2014-Iron-Mountain-Incorporated-Earnings-Conference-Call/default.aspx, or by clicking HERE.

About Iron Mountain

Iron Mountain Incorporated (NYSE: IRM) is a leading provider of storage and information management services. The company’s real estate network of more than 67 million square feet across more than 1,000 facilities in 36 countries allows it to serve customers around the world. And its solutions for records management, data management, document management, and secure shredding help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information. Founded in 1951, Iron Mountain stores and protects billions of information assets, including business documents, backup tapes, electronic files and medical data. Visit www.ironmountain.com for more information.

Investor Relations Contact:

Melissa Marsden

Senior Vice President, Investor Relations

melissa.marsden@ironmountain.com

(617) 535-8595

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